Exhibit 99.1

Informa TechTarget

March 11, 2026

Informa TechTarget Reports Fourth Quarter and Full Year 2025 Results

2025 Financial Results In-Line with Guidance, Underpinned by Operational Improvements

2026 Guidance Targets Growth

Newton, MA, March 11, 2026 – TechTarget, Inc. (Nasdaq: TTGT), (“Informa TechTarget” or the “Company”), a leading growth accelerator for the B2B Technology sector, today reports financial results for the fourth quarter and full-year ended December 31, 2025.

Highlights

•
Full-Year Financial Results Delivered to Guidance: 2025 full year GAAP revenue of $486.8 million (2024: $284.9 million; $490.4 million on a Combined Company basis(1)(2)) consistent with our guidance for a broadly flat outcome; Net loss was $1.0 billion (Net loss margin 207.1%) compared to Net loss of $116.9 million in 2024 (Net loss margin 41.0%) and Net Loss of $166.0 million (Net loss margin 33.8%) on a Combined Company(1) basis in 2024;
•
Full-Year Adjusted EBITDA Growth: 2025 Adjusted EBITDA(1) of $87.3 million, up 11% year-over-year on a Combined Company basis, with Adjusted EBITDA margin(1) increasing 180 basis points to 17.9% (2024: 16.1% on a Combined Company basis(1)(2));
•
Q4 2025 Acceleration: GAAP revenues up 15% in Q4 2025 versus Q3 2025, and up 3% year-over-year on a Combined Company(1) basis, continuing the improvement through the second half of 2025 as benefits of our Combination Plan started to take effect;
•
Membership and Activity Growth: Expert, original, trusted editorial content remains a vital point of differentiation and supported growth in membership and increased member activity in 2025, despite shifting patterns in search traffic, and also led to 48 prestigious industry awards recognizing the quality of our journalism;
•
Product Innovation: Brand2Demand portfolio streamlined with expanded reach through our combined audience dataset, enhanced buying group identification and delivery, enriched intent signals and direct integration with industry leading partner platforms in the Informa TechTarget Portal. Compelling product roadmap for 2026 as we leverage the power of AI to enhance existing and launch new offerings;
•
NetLine acceleration: Repositioning of NetLine to serve the cost-conscious, volume end of the demand generation market, expanding our addressable market and delivering strong growth in revenue and bookings;
•
Brand Strength: Intelligence & Advisory operations consolidated under the Omdia brand to create comprehensive market intelligence platform, recognized by the Institute of Influencer and Analyst Relations’ (IIAR) Analyst Firm of the Year;
•
Focused Go-to-Market Strategy: Increasing emphasis put on major customer accounts and high growth market segments, with dedicated sales and service teams established to deepen relationships and, improve customer satisfaction resulting in approximately 10% growth in revenue from our largest customers;
•
Combination: Significant progress in the Foundation Year consolidating, integrating, automating and embedding AI to improve productivity and quality, making ourselves easier to do business with and easier to work for;
•
2026 Guidance for Growth: In 2026, the Company is targeting a return to revenue growth and a further year-on-year increase in Adjusted EBITDA to between $95.0 million and $100.0 million.

Gary Nugent, Chief Executive Officer, Informa TechTarget, said:

“2025 was the foundation year for Informa TechTarget, with the focus on executing against our Combination Plan, laying the path ahead for durable growth. We combined and invested in our businesses, brands and teams, establishing a clear and compelling customer proposition and strengthening our market presence.”

He added: “In 2026, we are focused on delivering growth. Building upon the foundations we will leverage our scale in proprietary market and permissioned audience data and the breadth of product offerings to become an indispensable partner to the technology industry. Our AI strategy is aimed at unlocking more value from our unique data assets, personalizing audience experiences, and enhancing the effectiveness of go-to-market programs for our business and our clients. We are confident that the progress we have made coupled with the investments we continue to make will better position us for the year ahead and long-term value creation opportunities for our shareholders.”

Fourth Quarter 2025 Financial Results

Fourth quarter revenues were $140.7 million, compared to GAAP revenues of $100.4 million in 2024 and $136.9 million on a Combined Company basis for the same period in 2024, representing an increase of 3% year-over-year on a Combined Company basis.

Net losses narrowed to $9.5 million in the fourth quarter from $76.8 million in the prior quarter, compared to a net loss of $39.7 million and $83.5 million (on a Combined Company basis) for the same period in 2024. The fourth quarter outcome included a $9.9 million non-cash goodwill impairment, reflecting the reduction in the Company’s market capitalization during the quarter relative to its book value at the prior quarter-end.

Adjusted EBITDA for the fourth quarter was $41.6 million, compared to $26.5 million in the same period in 2024 on a Combined Company basis, an increase of 57% year-over-year on a Combined Company basis. The sharp increase reflected a combination of operating leverage through the quarter, cost efficiencies from our Combination Plan and certain favorable phasing of expenses. The growth in Adjusted EBITDA led to an increase in Adjusted EBITDA margin to 29.6%, compared to 19.4% for the same period in 2024 on a Combined Company basis.

The balance sheet remained strong at the end of the fourth quarter, with $40.6 million in cash and cash equivalents, and $106.7 million of the Company's $250.0 million unsecured five-year revolving credit facility utilized.

Full-Year 2025 Financial Results

Revenues for the full-year 2025 were $486.8 million compared to GAAP revenues of $284.9 million in 2024 and $490.4 million on a Combined Company basis in 2024, consistent with our guidance of “broadly flat”.

Net losses were $1.0 billion in 2025, compared to net losses of $116.9 million in 2024 and net losses of $166.0 million on a Combined Company basis in 2024. This increase in net losses was predominantly made up of a $931.5 million non-cash goodwill impairment, reflecting the reduction in the Company’s market capitalization during the year relative to book value at the prior year-end. This led to the increase in Net loss margin to 207.1% in 2025 compared to 41.0% in 2024 and 33.8% in 2024 on a Combined Company basis.

Adjusted EBITDA for the full-year 2025 totaled $87.3 million, exceeding our guidance of at least $85.0 million. This represents an increase of 11% compared to the $78.8 million delivered in 2024 on a Combined Company basis, with year-on-year growth reflecting the accelerated delivery of cost savings from our Combination Plan, which were more than double the original plan of $5.0 million and we remain confident in achieving our planned cost savings and revenue synergies by the end of 2027. Adjusted EBITDA margin advanced to 17.9% in 2025 compared to 16.1% achieved in 2024 on a Combined Company basis.

2026 Outlook

Following the substantial progress made with our Combination Plan in 2025, the priority for 2026 is to build on the foundations laid and to return to growth in 2026.

The business has scale and breadth in the market, and this gives us a real opportunity to establish ourselves as an indispensable partner to the technology industry, which should enable us to capture an increasing share of wallet from customers.

While we assume that the market demand in 2026 will be in line with 2025, we expect to return to growth in 2026. With our continued cost discipline measures and the annualization of synergies, we expect our Adjusted EBITDA to grow to a range of $95.0 million to $100.0 million, marking a further improvement in our Adjusted EBITDA margin. Q1 2026 will reflect progress on this.

1 Denotes a non-GAAP financial measure. See Non-GAAP Financial Measures below for explanations of these measures and reconciliations to comparable GAAP measures.

2 Combined Company measure represents Informa TechTarget’s performance for the three months and year ended December 31, 2024 as if the acquisition of Former TechTarget had occurred on January 1, 2023. Note that it is not necessarily indicative of the performance of Informa TechTarget that may have actually occurred had the combination been completed on January 1, 2023.

The Company’s financial outlook statements are based on current expectations. The preceding statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “forward-looking statements” below. The Company has not reconciled its Adjusted EBITDA outlook to GAAP net income (loss) due to the uncertainty and variability of earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, costs related to mergers, acquisitions or reduction in forces expenses, and foreign exchange gains or losses, if any, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because the Company cannot reasonably predict such items, a reconciliation to forecasted GAAP net income (loss) is not available without unreasonable effort. Such items could have a significant impact on the calculation of GAAP net income (loss). For more information, see “Non-GAAP Financial Measures and Key Business Metrics” below.

Conference Call and Webcast

The Company will discuss these financial results in a conference call and webcast on Wednesday March 11, 2026 at 5:00 PM (Eastern Time) which will include brief remarks by management followed by questions and answers.

Conference Call Dial-In Information:

•
United States (Toll Free): 1-833-470-1428
•
United States: 1-646-844-6383
•
United Kingdom (Toll Free): +44 808 189 6484
•
United Kingdom: +44 20 8068 2558
•
Global Dial-in Numbers
•
Access code: 045571
•
Please access the call at least 10 minutes prior to the time the conference is set to begin.
•
Please ask to be joined into the Informa TechTarget call.

Conference Call Webcast Information:

This webcast can be accessed via Informa TechTarget’s website at:

https://investor.informatechtarget.com/

Conference Call Replay Information:

A replay of the conference call will be available via telephone beginning one (1) hour after the conference call through Friday April 10, 2026 at 11:59 p.m. EST. To hear the replay:

•
United States (Toll Free): 1-866-813-9403
•
United States: 1-929-458-6194
•
Access Code: 436734

Contacts
Dan Noreck, Chief Financial Officer	+1 617 431 9200
Garrett Mann, Corporate Communications	+1 617 431 9371

About Informa TechTarget

TechTarget, Inc. (Nasdaq: TTGT), which also refers to itself as Informa TechTarget, informs, influences and connects the world’s technology buyers and sellers, helping accelerate growth from R&D to ROI.

With a vast reach of over 220 highly targeted technology-specific digital properties and approximately 57.6 million permissioned first-party audience members, Informa TechTarget has a unique understanding of and insight into the technology market.

Underpinned by those audiences and their intent data, we offer expert-led, data-driven, and digitally enabled services that deliver significant impact and measurable outcomes to our clients.

Informa TechTarget is headquartered in Boston, MA and has offices in 19 global locations. For more information, visit informatechtarget.com and follow us on LinkedIn.

© 2026 TechTarget, Inc. d/b/a Informa TechTarget. All rights reserved. All trademarks are the property of their respective owners.

Non-GAAP Financial Measures and Key Business Metrics

This release and the accompanying tables include a discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Combined Company Revenue, Combined Company Net Loss, Combined Company Net Loss Margin, Combined Company Adjusted EBITDA, Combined Company Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow and Net Debt, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with GAAP.

“Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, costs related to mergers, acquisitions or reduction in forces expenses, and foreign exchange gains or losses, if any. As of the second quarter 2025, we have revised our Adjusted EBITDA calculation to exclude the effects of foreign exchange gains and losses, if any, and we have recast comparative prior period amounts accordingly.

“Adjusted EBITDA Margin” means Adjusted EBITDA divided by Revenue.

“Adjusted Free Cash Flow” means the change in net cash provided by (used in) operating activities less capital expenditures, further adjusted to add back restructuring costs (not including stock based compensation costs), costs related to acquisitions of businesses, net of cash required, and expenses related to acquisition and integration costs.

“Combined Company Revenue” means revenue calculated as if the acquisition of Former TechTarget occurred on January 1, 2023. See Footnote 5 of the Company’s Form 10-K for December 31, 2025 for additional information related to our presentation of unaudited supplemental Combined Company financial information.

“Combined Company Net Loss” means net income/loss calculated as if the acquisition of Former TechTarget had occurred on January 1, 2023. See Footnote 5 of the Company’s Form 10-K for December 31, 2025 for additional information related to our presentation of unaudited supplemental Combined Company financial information.

“Combined Company Net Loss Margin” means Combined Company Net Loss divided by Combined Company Revenue.

“Combined Company Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, and costs related to mergers, acquisitions or reduction in forces expenses, if any. See Footnote 5 of the Company’s Form 10-K for December 31, 2025 for additional information related to our presentation of unaudited supplemental Combined Company financial information. The items included in the calculation assume the acquisition of Former TechTarget had occurred on January 1, 2024.

“Combined Company Adjusted EBITDA Margin” means Combined Company Adjusted EBITDA divided by Combined Company Revenue.

“Free Cash Flow” means the change in net cash provided by (used in) operating activities less capital expenditures.

“Net Debt” at a period end means cash, cash equivalents and short-term investments less financial debt obligations including related party revolving lines of credit.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definitions of Adjusted EBITDA, Adjusted EBITDA margin, Combined Company Revenue, Combined Company Net Loss, Combined Company Net Loss Margin, Combined Company Adjusted EBITDA, Combined Company Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow and Net Debt, may not be comparable to the definitions as reported by other companies. We believe that these measures provide relevant and useful information to enable us and investors to compare our operating performance, and financial position in the case of net debt, using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

Combined Company measures are provided to assist our investors in further comparing our performance as if the acquisition of Former TechTarget occurred on January 1, 2023. The components of Adjusted EBITDA and Combined Company Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Adjusted EBITDA is also used in presentations to our Board of Directors. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables, except that full reconciliations of certain forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain significant items. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, restructuring and other expenses, asset impairment, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our recent acquisition of Former TechTarget and could have a material impact on GAAP reported results for the relevant period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected benefits of the transactions consummated on December 2, 2024 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc. (“Former TechTarget”)), Informa TechTarget, Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc. (the “Transactions”), such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of Informa TechTarget; legal, economic, and regulatory conditions; our future business strategy, plans, market growth and our objectives for future operations; our future results of operations and financial position and guidance for 2026; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: unexpected costs, charges, or expenses resulting from the Transactions; uncertainty regarding the expected financial performance of Informa TechTarget; failure to realize the anticipated benefits of the Transactions, including as a result of integrating the Informa Tech Digital Businesses with the business of Former TechTarget; the ability of Informa TechTarget to implement its business strategy; difficulties and delays in Informa TechTarget achieving revenue and cost synergies; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty and conflicts, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administrations; Informa TechTarget’s ability to meet expectations regarding the accounting and tax treatments of the Transactions; market acceptance of Informa TechTarget’s products and services; the impact of pandemics and future health epidemics and any related economic downturns on Informa TechTarget and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, tariffs and trade disputes, rising inflation and interest rate fluctuations on the operating results of Informa TechTarget; and other matters included in Risk Factors of Informa TechTarget’s Form 10-K for fiscal year 2024 (filed with the United States Securities and Exchange Commission (the “SEC”) on May 28, 2025) and other documents filed by Informa TechTarget from time to time with the SEC. This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TechTarget, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$40,626	$275,983
Short-term investments	—	77,705
Accounts receivable, net of allowance for credit losses of $1,168 and $907 respectively	83,819	79,039
Related party receivables	4,019	2,900
Prepaid taxes	11,329	6,443
Prepaid expenses and other current assets	15,592	13,547
Total current assets	155,385	455,617
Non-current assets:
Property and equipment, net	2,299	4,621
Goodwill	45,550	973,398
Intangible assets, net	725,525	808,732
Operating lease right-of-use assets	3,178	15,907
Deferred tax assets	3,360	5,097
Other non-current assets	2,011	3,115
Total non-current assets	781,923	1,810,870
Total assets	$937,308	$2,266,487
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,160	$10,639
Related party payables	5,671	4,795
Contract liabilities	50,526	44,825
Operating lease liabilities	3,112	5,186
Accrued expenses and other current liabilities	22,572	29,328
Accrued compensation expenses	19,037	18,093
Income taxes payable	4,349	6,701
Convertible debt	—	415,690
Contingent consideration	190	—
Total current liabilities	126,617	535,257
Non-current liabilities:
Operating lease liabilities	1,426	15,107
Other liabilities	6,008	4,913
Deferred tax liabilities	100,664	139,356
Related party long-term debt	106,714	—
Contingent consideration	1,260	—
Total non-current liabilities	216,072	159,376
Total liabilities	$342,689	$694,633
Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized; 72,308,235 shares issued and 72,291,454 shares outstanding at December 31, 2025; 71,460,169 shares issued and outstanding at December 31, 2024	72	71
Treasury stock, at cost, 16,781 and 0 shares at December 31, 2025 and December 31, 2024, respectively	(689)	—
Additional paid-in capital	1,647,840	1,626,785
Accumulated deficit	(1,084,243)	(75,937)
Accumulated other comprehensive income	31,639	20,935
Total stockholders’ equity	594,619	1,571,854
Total liabilities and stockholders’ equity	$937,308	$2,266,487

TechTarget, Inc.

Consolidated Statements of Income (Loss)

(in thousands, except per share data)

	For the Years Ended December 31,
			Combined
	2025	2024	2024
Revenues	$486,791	$284,897	$490,391
Cost of revenues	(193,529)	(107,256)	(201,236)
Gross profit	293,262	177,641	289,155
Operating expenses:
Selling and marketing	139,323	62,593	155,018
General and administrative	83,086	79,029	111,981
Product development	10,837	11,420	22,253
Depreciation	2,379	1,614	2,661
Amortization, excluding amortization of $12,802, $592, $20,459 included in cost of revenues	89,845	48,018	82,811
Impairment of goodwill	931,500	66,235	66,235
Impairment of long-lived assets	—	2,019	2,019
Restructuring costs	14,655	—	—
Acquisition and integration costs	46,564	48,258	8,523
Transaction and related expenses	—	—	33,664
Remeasurement of contingent consideration	925	(22,436)	(22,436)
Total operating expenses	1,319,114	296,750	462,729
Operating loss	(1,025,852)	(119,109)	(173,574)
Related party interest expense	(9,280)	(17,740)	(17,740)
Interest income	936	4,138	18,027
Other income (expense), net	(7,533)	3,313	1,090
Loss before income tax benefit	(1,041,729)	(129,398)	(172,197)
Income tax benefit	33,423	12,535	6,200
Net loss	$(1,008,306)	$(116,863)	$(165,997)

TechTarget, Inc.

Selected Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2025	2024

Operating activities:
Net loss	$(1,008,306)	$(116,863)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,379	1,614
Amortization	102,647	48,610
Allowance for credit losses	823	996
Operating lease expense	4,852	2,165
Stock-based compensation	19,132	2,395
Fair value adjustment to debt	1,323	2,120
Other	(688)	(90)
Deferred tax provision	(41,129)	(16,306)
Impairment of long-lived assets	—	2,019
Impairment of goodwill	931,500	66,235
Loss on disposal of intangible assets	—	(135)
Gain on disposal of property, plant and equipment	373	28
Gain on subsequent remeasurement of lease	866	—
Contingent consideration settlement	—	(1,020)
Remeasurement of contingent consideration	925	(22,436)
Net foreign exchange (gain)/loss	8,162	(5,235)
Changes in operating assets and liabilities (net of the impact of acquisitions):
Accounts receivable	(3,700)	(2,817)
Prepaid expenses and other current and non-current assets	(5,747)	(6,576)
Related party receivables	(1,175)	336
Accounts payable	10,240	(2,648)
Income taxes payable	3,798	7,949
Accrued expenses and other current liabilities	(7,469)	4,760
Accrued compensation expenses	503	2,100
Operating lease assets and liabilities with right of use	(8,735)	(3,183)
Contract liabilities	4,472	1,529
Other liabilities	950	(1,400)
Related party payables	341	(29,001)
Net cash provided by (used in) operating activities	16,337	(64,854)
Investing activities:
Purchases of property and equipment, and other capitalized assets	(387)	(420)
Purchases of intangible assets	(16,637)	(6,339)
Purchase of investments	(291)	(289)
Sale of investments	76,795	—
Acquisition of businesses, net of acquired cash	(1,350)	(72,315)
Net cash provided by (used in) investing activities	58,130	(79,363)
Financing activities:
Cash pool arrangements with Parent	—	23,950
Contingent consideration settlement	—	(3,980)
Proceeds from related party long term debt	135,000	—
Repayment of related party long term debt	(28,286)	—
Repayment of loans	—	(213)
Capital contribution from Parent	—	351,574
Net transfers from Parent	—	38,302
Repayment of convertible notes	(417,033)	—
Shares repurchased for tax withholdings on vesting of restricted stock awards	(689)	—
Net cash provided by (used in) financing activities	(311,008)	409,633
Effect of exchange rate changes on cash and cash equivalents	1,184	(222)
Net (decrease) increase in cash and cash equivalents	(235,357)	265,194
Cash and cash equivalents at beginning of year	275,983	10,789
Cash and cash equivalents at end of year	$40,626	$275,983

TechTarget, Inc.

Reconciliation of Net Loss to Adjusted EBITDA and Net Loss Margin to Adjusted EBITDA Margin

($ in thousands)

	For The Three Months Ended December 31,			For The Years Ended December 31,
	2025	2024	2024	2025	2024	2024
			Combined			Combined
Revenues	$140,675	$100,398	$136,870	$486,791	$284,897	$490,391
Net loss	$(9,478)	$(39,721)	$(83,502)	$(1,008,306)	$(116,863)	$(165,997)
Interest (income) expense, net	2,326	(1,224)	(2,947)	8,641	13,602	2,012
Provision (benefit) for income taxes	(7,260)	(2,237)	(2,628)	(33,423)	(12,535)	(6,200)
Depreciation	787	441	658	2,379	1,614	2,661
Amortization	25,276	15,169	28,834	102,647	48,610	103,270
EBITDA	$11,651	$(27,572)	$(59,585)	$(928,062)	$(65,572)	$(64,254)
Stock-based compensation	3,082	1,516	25,045	14,503	2,395	58,472
Other (income) expense, net	(393)	(4,674)	(4,659)	7,236	(3,313)	(3,389)
Impairment of goodwill	9,900	66,235	66,235	931,500	66,235	66,235
Impairment of long-lived assets	—	—	—	—	2,019	2,019
Restructuring Costs	2,243	—	—	14,655	—	—
Acquisition and integration costs	14,221	10,016	24,193	46,564	48,258	42,187
Remeasurement of contingent consideration	925	(24,700)	(24,700)	925	(22,436)	(22,436)
Adjusted EBITDA	$41,629	$20,821	$26,529	$87,321	$27,586	$78,834
Net loss margin	(6.7)%	(39.6)%	(61.0)%	(207.1)%	(41.0)%	(33.8)%
Adjusted EBITDA margin	29.6%	20.7%	19.4%	17.9%	9.7%	16.1%

TechTarget, Inc.

Reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow and Adjusted Free Cash Flow

($ in thousands)

	For the Years Ended December 31,
	2025	2024

Net cash provided by (used in) operating activities	$16,337	$(64,854)
Purchases of property and equipment, and other capitalized assets	(387)	(420)
Purchases of intangible assets	(16,637)	(6,339)
Free Cash Flow	(687)	(71,613)
Restructuring costs	7,107	—
Acquisition and integration costs	46,564	48,258
Acquisitions of business, net of acquired cash	1,350	72,315
Adjusted Free Cash Flow	$54,334	$48,960

TechTarget Inc.

Reconciliation of Combined Company Revenue and Net Loss

For the three months ended December 31, 2024

($ in thousands)

	Historical		Combined Company
	Informa Tech Digital Business (Note a)	Former TechTarget (Note b)	Transaction Accounting Adjustments	Note	Combined Company
Revenues	$100,398	$36,472	$—		$136,870
Cost of revenues:
Cost of revenues	(32,583)	(17,039)	973	(c)	(48,649)
Amortization of acquired technology	(189)	(477)	(4,489)	(d)	(5,155)
Gross profit	67,626	18,956	(3,516)		83,066
Operating expenses:
Selling and marketing	20,497	23,945	7	(e)	44,449
General and administrative	25,092	11,752	35	(f)	36,879
Product development	2,921	2,488	—		5,409
Depreciation	441	217	—		658
Amortization	14,980	2,373	6,326	(g)	23,679
Impairment of goodwill	66,235	—	—		66,235
Acquisition and integration costs	10,016	—	(8,247)	(h)	1,769
Transaction and related expenses	—	22,424	—		22,424
Remeasurement of contingent consideration	(24,700)	—	—		(24,700)
Total operating expenses	115,482	63,199	(1,879)		176,802
Operating loss	(47,856)	(44,243)	(1,637)		(93,736)
Interest expense	(274)	(369)	—		(643)
Interest income	800	2,366	—		3,166
Other income (expense), net	4,947	(288)	—		4,659
Related party interest income	424	—	—		424
Loss before provision for income taxes	(41,959)	(42,534)	(1,637)		(86,130)
Income tax benefit (provision)	2,238	(2)	392	(i)	2,628
Net loss	$(39,721)	$(42,536)	$(1,245)		$(83,502)
(a)
Represents the unaudited condensed statement of income of the Informa Tech Digital Business for the three months ended December 31, 2024.
(b)
Represents the unaudited condensed consolidated statement of income of Former TechTarget for the three months ended December 31, 2024.
(c)
Represents adjustments to cost of revenues associated with the elimination of TechTarget’s historical lease expense, amortization related to existing computer software, internal-use software, and website development costs, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(d)
Represents the elimination of Former TechTarget’s historical amortization of acquired technology of $477 thousand and recognition of new amortization expense of $4,966 thousand resulting from intangible assets identified as part of the purchase price allocation.
(e)
Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(f)
Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(g)
Represents the elimination of Former TechTarget’s historical amortization of intangible assets of $2,373 thousand and recognition of new amortization expense of $8,699 thousand resulting from intangible assets identified as part of the purchase price allocation.
(h)
Represents the elimination of acquisition costs of $8,247 thousand incurred by the Informa Tech Digital Business for the three months ended December 31, 2024.
(i)
Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 24.0% applied to all adjustments.

TechTarget Inc.

Reconciliation of Combined Company Revenue and Net Loss

For the year ended December 31, 2024

($ in thousands)

	Historical		Combined Company
	Informa Tech Digital Business (Note a)	Former TechTarget (Note b)	Transaction Accounting Adjustments	Note	Combined Company
Revenues	$284,897	$205,494	$—		$490,391
Cost of revenues:
Cost of revenues	(106,664)	(78,909)	4,796	(c)	(180,777)
Amortization of acquired technology	(592)	(2,605)	(17,262)	(d)	(20,459)
Gross profit	177,641	123,980	(12,466)		289,155
Operating expenses:
Selling and marketing	62,593	92,365	60	(e)	155,018
General and administrative	79,029	32,679	273	(f)	111,981
Product development	11,420	10,833	—		22,253
Depreciation	1,614	1,047	—		2,661
Amortization	48,018	12,982	21,811	(g)	82,811
Impairment of goodwill	66,235	—	—		66,235
Impairment of long-lived assets	2,019	—	—		2,019
Acquisition and integration costs	48,258	—	(39,735)	(h)	8,523
Transaction and related expenses	—	33,664	—		33,664
Remeasurement of contingent consideration	(22,436)	—	—		(22,436)
Total operating expenses	296,750	183,570	(17,591)		462,729
Operating loss	(119,109)	(59,590)	5,125		(173,574)
Interest expense	(274)	(2,025)	—		(2,299)
Interest income	4,138	13,889	—		18,027
Other income (expense), net	3,586	(197)	—		3,389
Related party interest expense	(17,740)	—	—		(17,740)
Loss before provision for income taxes	(129,399)	(47,923)	5,125		(172,197)
Income tax benefit (provision)	12,536	(5,106)	(1,230)	(i)	6,200
Net loss	$(116,863)	$(53,029)	$3,895		$(165,997)
(a)
Represents the condensed statement of income of the Informa Tech Digital Business for the year ended December 31, 2024.
(b)
Represents the unaudited condensed consolidated statement of operations of Former TechTarget for the year ended December 31, 2024.
(c)
Represents adjustments to cost of revenues associated with the elimination of TechTarget’s historical lease expense, amortization related to existing computer software, internal-use software, and website development costs, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(d)
Represents the elimination of Former TechTarget’s historical amortization of acquired technology of $2,605 thousand and recognition of new amortization expense of $19,867 thousand resulting from intangible assets identified as part of the purchase price allocation.
(e)
Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(f)
Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(g)
Represents the elimination of Former TechTarget’s historical amortization of intangible assets of $12,982 thousand and recognition of new amortization expense of $34,793 thousand resulting from intangible assets identified as part of the purchase price allocation.
(h)
Represents the elimination of acquisition costs of $39,735 thousand incurred by the Informa Tech Digital Business for the year ended December 31, 2024.
(i)
Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 24.0% applied to all adjustments.